Exhibit 99.1
November 3, 2006
Res-Care, Inc.
10140 Linn Station Road
Louisville, KY 40223
     Re: Resignation
Ladies and Gentlemen:
I hereby voluntarily resign as a director of Res-Care, Inc., effective as of this date. I have enjoyed serving on the Res-Care board of directors, but other business obligations and commitments necessitate that I step down at this time.

/s/ Nigel S. Wright

Nigel S. Wright